UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	1-32268	11-3715772
Delaware	333-20266-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Shares, $0.01 par value per share	KRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Exchangeable Senior Notes due 2027

On March 18, 2021, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Issuer”), the operating partnership through which the Company conducts all of its activities and holds substantially all of its assets and liabilities, issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing that, on March 17, 2021, the Issuer priced $175 million in aggregate principal amount of the Issuer’s 0.75% Exchangeable Senior Notes due 2027 (the “Notes”) in an offering pursuant to exemptions from the registration requirements of the Securities Act. Prior to January 1, 2027, the Notes will be exchangeable into cash up to the principal amount of the notes exchanged and, if applicable, cash or common shares of beneficial interest, par value $0.01 per share, of the Company (the “Common Shares”) or a combination thereof, only upon certain circumstances and during certain periods. On or after January 1, 2027, the notes will be exchangeable into cash up to the principal amount of the notes exchanged and, if applicable, cash or Common Shares or a combination thereof at the option of the holders at any time prior to the close of business on the second scheduled trading day preceding the maturity date. The exchange rate will initially equal 39.6628 Common Shares per $1,000 principal amount of notes (equivalent to an exchange price of approximately $25.21 per Common Share and an exchange premium of approximately 25% based on the closing price of $20.17 per Common Share on March 17, 2021). The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest.

In connection with the pricing of the Notes, the Issuer entered into privately negotiated capped call transactions with certain counterparties, which may include certain of the initial purchasers of the Notes or their respective affiliates. The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of Common Shares underlying the Notes. The capped call transactions are generally expected to reduce the potential dilution to the Common Shares upon any exchange of the Notes and/or offset any cash payments the Issuer is required to make in excess of the principal amount of such exchanged Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions will initially be approximately $30.26, which represents a premium of approximately 50% over the last reported sale price of the Common Shares on the New York Stock Exchange on March 17, 2021, and is subject to anti-dilution adjustments under the terms of the capped call transactions.

The sale of the Notes is expected to close on March 22, 2021, subject to customary closing conditions. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 18, 2021
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: March 18, 2021	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

By: Kite Realty Group Trust, its sole general partner

Date: March 18, 2021	By:	/s/ Heath R. Fear
Heath R. Fear
Executive Vice President and
Chief Financial Officer